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                                                                     EXHIBIT 3.1
                               State of Delaware

                   Office of the Secretary of State   PAGE 1

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     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY
CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DATAMETRICS CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JUNE, A.D. 1997, AT 9 O'CLOCK A.M.











       [Logo of Office of Secretary of State]

                                      /s/ Edward J. Freel
                                     ------------------------------------
                                      Edward J. Freel, Secretary of State

                                      AUTHENTICATION:   8794918
                                                DATE:   12/05/97

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                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                          OF DATAMETRICS CORPORATION

     Datametrics Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does
                                                           -----------
hereby certify as follows:

     1. The amendments to the Corporation's Certificate of Incorporation set forth below were duly adopted in accordance with the provisions of Section
242 of the General Corporation Law of the State of Delaware and have been duly approved by the vote of the holders of a majority of the outstanding shares of the Corporation's stock entitled to vote, in accordance with Section 211 of the General Corporation Law of the State of Delaware.

     2. The name of the Corporation is Datametrics Corporation and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 5, 1980.

     3. Article FOURTH of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

            FOURTH:   The Corporation is authorized to issue two classes of
            ------
            shares of capital stock to be designated respectively, "Preferred Stock" and "Common Stock." The total number of shares which the Corporation is authorized to issue is forty-five million (45,000,000). Five million (5,000,000) shares shall be Preferred Stock and forty million (40,000,000) shares shall be Common Stock. The Preferred Stock and the Common Stock shall each have a par value of $.01. The aggregate par value of all shares of Preferred Stock is $50,000 and the aggregate par value of all shares of Common Stock is $400,000.

     4. Article SIXTH of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

            SIXTH:        (a)   The number of directors which shall
            -----
            constitute the whole Board of Directors of the Corporation shall be as specified in the By-Laws of the Corporation.






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                            (b)   The Board of Directors of the Corporation
shall be divided into three classes as nearly equal in number as possible, hereby designated as Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of the stockholders of the Corporation; the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of the stockholders of the Corporation; and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders of the Corporation. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors elected at the 1997 annual meeting of the stockholders of the Corporation and designated as members of each such class, respectively. At each annual meeting of the stockholders of the Corporation after the 1997 annual meeting, directors to replace those of a class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter increased, the directors then in office shall select the class or classes to which the newly created directorships shall be assigned so as to make all classes as nearly equal in number as possible.

                            (c)   Notwithstanding anything to the contrary
contained in the Certificate of Incorporation of the Corporation, the number of directors may be increased or decreased from time to time only by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of voting stock of the Corporation or with the approval of a majority of directors of the Corporation then in office, provided that in no event shall the number of directors be fewer than five nor more than nine.

                            (d)   Notwithstanding anything to the contrary
contained in the Certificate of Incorporation of the Corporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of voting stock of the Corporation shall be required to alter, amend, repeal or adopt any provision inconsistent with this Article SIXTH.

     IN WITNESS WHEREOF, Datametrics Corporation has caused this Certificate of Amendment to be executed by its authorized officer on this 30th day of May, 1997.


                              /s/ Daniel P. Ginns
                              -------------------
                              Daniel P. Ginns
                              Chairman of the Board and Chief Executive Officer

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